Exhibit 3.361

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “INSIGHT PHONE OF OHIO, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE THIRTEENTH DAY OF JULY, A.D. 2004, AT 1:20 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “INSIGHT PHONE OF OHIO, LLC”.

/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State
3828234 8100H SR# 20165696626	Authentication: 202954321 Date: 09-08-16
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 01:20 PM 07/13/2004 FILED 01:20 PM 07/13/2004 SRV 040512400 – 3828234 FILE

CERTIFICATE OF FORMATION

OF

INSIGHT PHONE OF OHIO, LLC

1.	NAME

The name of the limited liability company is Insight Phone of Ohio, LLC (the “LLC”).

2.	REGISTERED OFFICE

The address of the registered office of the LLC in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, 19801.

3.	REGISTERED AGENT

The name and address of the registered agent for service of process on the LLC in the State of Delaware are The Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, 19801.

4.	AUTHORIZED PERSON

The name and address of the Authorized Person are INSIGHT COMMUNICATIONS OF CENTRAL OHIO, LLC, 810 7th Avenue, New York, New York 10019.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation, this 12th day of July, 2004.

INSIGHT COMMUNICATIONS OF CENTRAL OHIO, LLC

By:	/s/ ELLIOT BRECHER
	Name:	ELLIOT BRECHER
	Title:	SENIOR VICE PRESIDENT & GENERAL COUNSEL

DCLIB01:1442289-1